EX 99.28(e)(iii)

Amendment to
Amended and Restated Distribution Agreement between
JNL Series Trust and Jackson National Life Distributors LLC

This Amendment is made by and between JNL Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Trust and JNLD entered into an Amended and Restated Distribution Agreement effective as of April 29, 2013 (“Agreement”), whereby the Trust appointed JNLD as distributor (“Distributor”) of the Shares of the separate funds (the “Funds”) set forth on Schedule A of the Agreement.

Whereas, the following fund merger and sub-adviser replacements have been approved by the Board of Trustees of the Trust:

Fund Merger

-	JNL/M&G Global Leaders Fund being merged into the JNL/Franklin Templeton Global Growth Fund.

Sub-Adviser Replacements

-
BlackRock Investment Management, Inc. to replace UBS Global Asset Management, Inc. to sub-advise the JNL/UBS Large Cap Select Growth Fund, which will subsequently be renamed the JNL/BlackRock Large Cap Select Growth Fund; and

-	Invesco Advisers, Inc. to replace Lazard Asset Management LLC to sub-advise the JNL/Lazard Mid Cap Equity Fund, which will subsequently be renamed the JNL/Invesco Mid Cap Value Fund.

Whereas, pursuant to the Fund Merger and Sub-Adviser Replacements outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to:

-	remove the JNL/M&G Global Leaders Fund;
-	remove the JNL/UBS Large Cap Select Growth Fund;
-	remove the JNL/Lazard Mid Cap Equity Fund;
-	add the JNL/BlackRock Large Cap Select Growth Fund; and
-	add the JNL/Invesco Mid Cap Value Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 16, 2013, attached hereto.

In Witness Whereof, the Trust and the Distributor have caused this Amendment to be executed as of July 1, 2013, effective as of September 16, 2013.

Attest:		JNL Series Trust

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
		Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC

By:	/s/ Paige McLaughlin	By:	/s/ James L. Livingston, Jr.
		Name:	James L. Livingston, Jr.
		Title:	EVP Operations

Schedule A
Dated September 16, 2013

Fund	Class	Maximum 12b-1 Fee1
JNL/American Funds Balanced Allocation Fund	Class A Class B	0.25% None
JNL/American Funds Blue Chip Income and Growth Fund	Class A Class B	0.25% None
JNL/American Funds Global Bond Fund	Class A Class B	0.25% None
JNL/American Funds Global Small Capitalization Fund	Class A Class B	0.25% None
JNL/American Funds Growth Allocation Fund	Class A Class B	0.25% None
JNL/American Funds Growth-Income Fund	Class A Class B	0.25% None
JNL/American Funds International Fund	Class A Class B	0.25% None
JNL/American Funds New World Fund	Class A Class B	0.25% None
JNL/AQR Managed Futures Strategy Fund	Class A Class B	0.20% None
JNL/BlackRock Commodity Securities Strategy Fund	Class A Class B	0.20% None
JNL/BlackRock Global Allocation Fund	Class A Class B	0.20% None
JNL/BlackRock Large Cap Select Growth Fund	Class A Class B	0.20% None
JNL/Brookfield Global Infrastructure Fund	Class A Class B	0.20% None
JNL/Capital Guardian Global Diversified Research Fund	Class A Class B	0.20% None
JNL/Capital Guardian Global Balanced Fund	Class A Class B	0.20% None
JNL/DFA U.S. Core Equity Fund	Class A Class B	0.20% None
JNL/Eagle SmallCap Equity Fund	Class A Class B	0.20% None
JNL/Eastspring Investments Asia ex-Japan Fund	Class A Class B	0.20% None
JNL/Eastspring Investments China-India Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Founding Strategy Fund		None
JNL/Franklin Templeton Global Growth Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Global Multisector Bond Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Income Fund	Class A Class B	0.20% None
JNL/Franklin Templeton International Small Cap Growth Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Mutual Shares Fund	Class A Class B	0.20% None

Fund	Class	Maximum 12b-1 Fee1
JNL/Franklin Templeton Small Cap Value Fund	Class A Class B	0.20% None
JNL/Goldman Sachs Core Plus Bond Fund	Class A Class B	0.20% None
JNL/Goldman Sachs Emerging Markets Debt Fund	Class A Class B	0.20% None
JNL/Goldman Sachs Mid Cap Value Fund	Class A Class B	0.20% None
JNL/Goldman Sachs U.S. Equity Flex Fund	Class A Class B	0.20% None
JNL Institutional Alt 20 Fund		None
JNL Institutional Alt 35 Fund		None
JNL Institutional Alt 50 Fund		None
JNL Institutional Alt 65 Fund		None
JNL/Invesco International Growth Fund	Class A Class B	0.20% None
JNL/Invesco Global Real Estate Fund	Class A Class B	0.20% None
JNL/Invesco Large Cap Growth Fund	Class A Class B	0.20% None
JNL/Invesco Mid Cap Value Fund	Class A Class B	0.20% None
JNL/Invesco Small Cap Growth Fund	Class A Class B	0.20% None
JNL/Ivy Asset Strategy Fund	Class A Class B	0.20% None
JNL/JPMorgan International Value Fund	Class A Class B	0.20% None
JNL/JPMorgan MidCap Growth Fund	Class A Class B	0.20% None
JNL/JPMorgan U.S. Government & Quality Bond Fund	Class A Class B	0.20% None
JNL/Lazard Emerging Markets Fund	Class A Class B	0.20% None
JNL/M&G Global Basics Fund	Class A Class B	0.20% None
JNL/Mellon Capital Bond Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Emerging Markets Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital European 30 Fund	Class A Class B	0.20% None
JNL/Mellon Capital Global Alpha Fund	Class A Class B	0.20% None
JNL/Mellon Capital Index 5 Fund		None

Fund	Class	Maximum 12b-1 Fee1
JNL/Mellon Capital International Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Pacific Rim 30 Fund	Class A Class B	0.20% None
JNL/Mellon Capital Small Cap Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital 10 x 10 Fund		None
JNL/Mellon Capital S&P 500 Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital S&P 400 MidCap Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Utilities Sector Fund	Class A Class B	0.20% None
JNL/Morgan Stanley Mid Cap Growth Fund	Class A Class B	0.20% None
JNL/Neuberger Berman Strategic Income Fund	Class A Class B	0.20% None
JNL/Oppenheimer Global Growth Fund	Class A Class B	0.20% None
JNL/PIMCO Real Return Fund	Class A Class B	0.20% None
JNL/PIMCO Total Return Bond Fund	Class A Class B	0.20% None
JNL/PPM America Floating Rate Income Fund	Class A Class B	0.20% None
JNL/PPM America High Yield Bond Fund	Class A Class B	0.20% None
JNL/PPM America Mid Cap Value Fund	Class A Class B	0.20% None
JNL/PPM America Small Cap Value Fund	Class A Class B	0.20% None
JNL/PPM America Value Equity Fund	Class A Class B	0.20% None
JNL/Red Rocks Listed Private Equity Fund	Class A Class B	0.20% None
JNL/T. Rowe Price Established Growth Fund	Class A Class B	0.20% None
JNL/T. Rowe Price Mid-Cap Growth Fund	Class A Class B	0.20% None
JNL/T. Rowe Price Short-Term Bond Fund	Class A Class B	0.20% None
JNL/T. Rowe Price Value Fund	Class A Class B	0.20% None
JNL/WMC Balanced Fund	Class A Class B	0.20% None
JNL/WMC Money Market Fund	Class A Class B	0.20% None
JNL/WMC Value Fund	Class A Class B	0.20% None

Fund	Class	Maximum 12b-1 Fee1
JNL/S&P Managed Growth Fund		None
JNL/S&P Managed Conservative Fund		None
JNL/S&P Managed Moderate Growth Fund		None
JNL/S&P Managed Moderate Fund		None
JNL/S&P Managed Aggressive Growth Fund		None
JNL/S&P Competitive Advantage Fund	Class A Class B	0.20% None
JNL/S&P Dividend Income & Growth Fund	Class A Class B	0.20% None
JNL/S&P Intrinsic Value Fund	Class A Class B	0.20% None
JNL/S&P Total Yield Fund	Class A Class B	0.20% None
JNL/S&P 4 Fund		None
JNL Disciplined Moderate Fund		None
JNL Disciplined Moderate Growth Fund		None
JNL Disciplined Growth Fund		None

1 As a percentage of the average daily net assets attributable to the specified class of shares.